VIA EDGAR                              August 17, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Casey's General Stores, Inc. (0-12788)
          Definitive Proxy Materials

Gentlemen:

     On behalf of Casey's General Stores, Inc. (the "Company"), we are transmitting herewith a copy of the Proxy Statement and forms of Proxy Card and ESOP Instruction Card to be utilized by the Company in conection with the Annual Meeting of the Company's shareholders scheduled for September 16, 1994. The Company expects to commence distribution of these materials to its shareholders and ESOP participants on or about August 18, 1994, one day later than initially planned.

     The Performance Graph included in the Proxy Statement was filed on August 15, 1994 on a revised Form SE.

     If you have any questions concerning this filing, please don't hesitate to contact me.

                              Very truly yours,



                              /s/ William J. Noth
                              FOR THE FIRM

WJN:dc
Encl.

cc:  Douglas K. Shull (w/o encl.)

                 SCHEDULE 14A INFORMATION



             Proxy Statement Pursuant to Section 14(a) of
                  the Securities Exchange Act of 1934


         Filed by the Registrant [ X ]

         Filed by a Party other than the Registrant [   ]

         Check the appropriate box:

         [    ]   Preliminary Proxy Statement
         [ X  ]   Definitive Proxy Statement
         [    ]   Definitive Additional Materials
         [    ]   Soliciting Material Pursuant to
                     Section 240.14a-11(c) or
                     Section 240.14a-12


               CASEY'S GENERAL STORES, INC.
     (Name of Registrant as Specified In Its Charter)


                     Douglas K. Shull
           Treasurer and Chief Financial Officer
               Casey's General Stores, Inc.
        (Name of Person(s) Filing Proxy Statement)


         Payment of Filing Fee (Check the appropriate box):

         [ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                     or 14a-6(j)(2).
         [   ]     $500 per each party to the controversy pursuant to
                     Exchange Act Rule 14a-6(i)(3).
         [   ]     Fee computed on table below per Exchange Act Rules
                     14a-6(i)(4) and 0-11.

                              [Not Applicable]


         [   ]     Check box if any part of the fee is offset as provided by
                     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                              [Not Applicable]

                                            August 17, 1994


To Our Shareholders:



    The Annual Meeting of the shareholders of Casey's General Stores, Inc., will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny,
Iowa, at 10:00 A.M., Iowa time, on Friday,  September 16,
1994.  The formal Notice of Annual Meeting and Proxy
Statement, which are contained in the following pages, outline the election of directors to be considered by the shareholders at the meeting.

    It is important that your shares be represented at the meeting whether or not you are personally able to attend.
Accordingly, we ask that you please sign, date and return the enclosed Proxy Card promptly. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

    Your copy of the Company's Annual Report for 1994 is also enclosed. Please read it carefully. It gives you a full report on the Company's operations for the fiscal year ended April 30, 1994.

    We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

                             Sincerely,





                                  Donald F. Lamberti
                                  Chief Executive Officer
                                  and Chairman of the Board

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                      SEPTEMBER 16, 1994



To the Shareholders of Casey's General Stores, Inc.:

    The Annual Meeting of the shareholders of Casey's General Stores, Inc., an Iowa corporation, will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 16, 1994, at 10:00 A.M., Iowa time, for the following purposes:

    1. To elect eight members to the Board of Directors to serve until the next annual election or until their successors are elected and qualified; and

    2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

    The Board of Directors has fixed the close of business, August 8, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder, for any purpose germane to the meeting, at the Company's Corporate Headquarters at the address described above, for a period of ten days prior to the meeting.


                        By Order of the Board of Directors,




                             John G. Harmon
                             Secretary


August 17, 1994
                              PROXY STATEMENT


    This Proxy Statement and the accompanying proxy card or voting instruction card (either, the "proxy card") are being mailed beginning on or about August 17, 1994, to each holder of record of the Common Stock, no par value (the "Common Stock") of Casey's General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021 (the "Company") at the close of business on August 8, 1994. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey's General Stores, Inc. Corporate Headquarters, Ankeny, Iowa, at 10:00 A.M., Iowa time, on Friday, September 16, 1994.

    If the enclosed proxy card is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the shareholder's instructions. If no instructions are given, the proxy will be voted FOR the election as directors of the nominees named herein. A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously sent in a proxy card. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

    For participants in the Casey's General Stores, Inc. Employees' Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for United Missouri Bank, N.A. (the "Trustee"), the trustee of the ESOP, with respect to the shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

    The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

    So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.


                      SHARES OUTSTANDING

    All share amounts in this Proxy Statement have been adjusted to give effect to the two-for-one stock split of the Company's Common Stock declared for shareholders of record on February 1, 1994 and distributed on February 15, 1994.

    On August 8, 1994, the record date for shareholders entitled to vote at the meeting, there were outstanding
25,925,020 shares of Common Stock, with each such share being entitled to one vote.

    The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the dates indicated below. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

    NAME AND                      AMOUNT
    ADDRESS OF                    AND NATURE
    BENEFICIAL                    OF BENEFICIAL        PERCENT
    OWNER                         OWNERSHIP            OF CLASS

_________________________________________________________________
    United Missouri Bank, N.A.
      10th and Grand
      Kansas City, MO  64141      2,162,968 (1)           8.34%

    Donald F. Lamberti
      One Convenience Blvd.
      Ankeny, IA   50021          3,170,366 (2)          12.23%

    College Retirement
    Equities Fund
      730 Third Ave.
      New York, NY  10017         1,318,800 (3)           5.09%

    Fiduciary Management, Inc.
      225 East Mason Street
      Milwaukee, WI  53202        1,330,400 (4)           5.13%

____________________
(footnotes on next page)

(1) Information is as of July 25, 1994 and consists of shares held by United Missouri Bank, N.A. as the Trustee of the ESOP. Under the trust agreement creating the ESOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants' directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions. The trust agreement also contains provisions regarding the allocation of shares to participants, the vesting of plan benefits and the disposition of shares. The amount shown includes an aggregate of 853,596 shares voted by the Trustee in accordance with the instructions of Messrs. Lamberti, Lamb, Shull and Harmon as participants in the ESOP.

(2) Information is as of July 25, 1994 and includes 545,494 shares held under the ESOP and allocated to the account of Mr. Lamberti, over which Mr. Lamberti exercises voting power. See footnote 1 above.

(3) Information is as of December 31, 1993 and was supplied by College Retirement Equities Fund, an investment company.

(4) Information is as of December 31, 1993 and was supplied by Fiduciary Management, Inc., a registered investment advisory firm. Such information indicates that Fiduciary Management, Inc. had sole dispositive power over 1,036,400 shares and shared dispositive power over 294,000 shares.


                       VOTING PROCEDURES

    Under Iowa corporate law and the Company's Restated and Amended Articles of Incorporation and By-Laws, the holders of a majority of the issued and outstanding shares of Common
Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shares present at the meeting that are not voted for a nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a majority.

                          PROPOSAL 1

                     ELECTION OF DIRECTORS


    Eight directors will be elected by the holders of Common Stock at the Annual Meeting to serve until the next ensuing Annual Meeting of shareholders or until their respective successors are elected and qualified. Directors are elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting. All of the nominees have previously been elected as directors by the holders of the Company's Common Stock and all such nominees are presently serving as directors of the Company.

    It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In case any of the nominees is unavailable for election, an event which is not anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

    Additional information regarding these nominees is set forth below, and the number of shares of Common Stock of the Company beneficially owned by each of them as of July 25, 1994 is set forth on pages 8 and 9. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

    The Board of Directors recommends a vote FOR election of the nominees as directors of the Company.

         DONALD F. LAMBERTI, 56, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lamberti co-founded the Company in 1967 and served as its President from 1975 to 1988, when he assumed his present position. Mr. Lamberti, a director of the Company since 1967, also serves as a director of Norwest Bank Iowa, N.A. and National By-Products, Inc. and as a member of the Board of Trustees of Buena Vista College.

         RONALD M. LAMB, 58, President and Chief Operating
    Officer of the Company.  Mr. Lamb served as a Vice
    President of the Company from 1976 until 1987 when he was elected Chief Operating Officer. He has served as President of the Company since September 1988. Mr. Lamb has been a director of the Company since 1981.

         DOUGLAS K. SHULL, 51, Treasurer and Chief
    Financial Officer of the Company. Mr. Shull, a director of the Company since 1987, also serves as a member of the Board of Directors of Iowa National Bankshares Corp. and as President of the Board of Trustees of the Des Moines Area Community College.

         JOHN G. HARMON, 40, Corporate Secretary of the
    Company. Mr. Harmon has been associated with the Company since 1976 and has served as a director since
    1987.

         JOHN R. FITZGIBBON, 72, consultant and former
    Vice Chairman and Chief Executive Officer of First Group Companies and former Chief Executive Officer of Iowa-Des Moines National Bank (currently Norwest Bank Iowa, N.A.). Mr. Fitzgibbon, a director of the Company since 1983, also serves as a member of the Board of Directors of the Iowa Student Loan Liquidity Corporation and as Chairman of the Des Moines International Airport Board.

         GEORGE A. DOERNER, 76, retired Iowa Agency
    Manager, The Equitable Life Assurance Society of the
    United States. Mr. Doerner has served as a director of the Company since 1983.

         KENNETH H. HAYNIE, 61, President of Ahlers,
    Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a law firm. Mr. Haynie, a director of the Company since 1987, also serves as a member of the Board of Trustees of the Orchard Place Foundation.

         JOHN P. TAYLOR, 47, Chairman and Chief Executive Officer of Taylor Ball (formerly known as Ringland-Johnson-Crowley), a general construction contractor. Mr. Taylor served as President of Taylor Ball from 1983 to 1992, when he assumed his present position. Mr. Taylor also serves as a director of West Des Moines State Bank, Allied Group Inc., Allied Life Insurance Company and three wholly-owned property and casualty insurance subsidiaries of Allied Group, Inc.


MEETINGS AND COMMITTEES

    The Board of Directors held seven meetings during the fiscal year ended April 30, 1994. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company's operations and are frequently consulted on an informal basis with respect to pending business. Each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which he served, except Mr.
Doerner who attended 70% of such meetings.

    The Company's Second Amended and Restated Bylaws (the "Bylaws") established four standing committees of the Board of
Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

    One such other committee, the Shareholder Ad Hoc Committee, was established during the 1994 fiscal year for the purpose of reviewing the Exercise Price of the Company's Common Share Purchase Rights and making recommendations with respect thereto. This Committee, consisting of Messrs. Fitzgibbon, Taylor and Doerner, met twice during the fiscal year ended April 30, 1994.

    The Executive Committee, presently consisting of Messrs. Lamberti, Lamb, Fitzgibbon and Doerner, is authorized, within certain limitations, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met twice during the fiscal year ended April 30, 1994.

    The principal functions of the Audit Committee, presently consisting of Messrs. Shull, Fitzgibbon, Doerner and Haynie, are the recommendation to the Board of Directors of an independent public accounting firm to be the Company's auditors, and the approval of the audit arrangements and audit results. The Committee met twice during the fiscal year ended April 30, 1994.

    The principal functions of the Compensation Committee, presently consisting of Messrs. Fitzgibbon, Taylor, Doerner and Haynie, are to review management's evaluation of the performance of the Company's officers and their compensation arrangements and to make recommendations to the Board of Directors concerning the compensation of the Company's executive officers and outside directors. The Committee met four times and acted by unanimous consent on one other occasion during the fiscal year ended April 30, 1994.

    The Nominating Committee, presently consisting of Messrs. Lamberti, Lamb, Shull and Harmon, generally reviews the qualifications of candidates proposed for nomination and recommends to the Board candidates for election at the Annual Meeting of shareholders. The Committee met once during the fiscal year ended April 30, 1994.

    Shareholders may nominate director candidates for election pursuant to procedures set forth in the Company's By-laws. To make such nominations, shareholders must deliver written notice thereof to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of shareholders, at least 30 days, but not more than 90 days, prior to the anniversary date of the record date set for the immediately preceding Annual Meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice must set forth certain information concerning such shareholder and the shareholder's nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

COMPENSATION OF DIRECTORS

    During the fiscal year ended April 30, 1994, each non-employee director was paid an annual cash retainer fee of $7,500 plus a meeting fee of $500 for each Board, committee or shareholders' meeting attended. The Company also pays the premiums on a directors' and officers' liability insurance policy insuring all directors.

    In addition, see "Compensation Committee Interlocks and
Insider Participation" on page 18 herein for information concerning the temporary use of Company office space during the 1994 fiscal year by Kenneth H. Haynie, a director of the Company, and other members and staff of his law firm.

          BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
              BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, as of July 25, 1994, the beneficial ownership of shares of the Company's Common Stock, the only class of capital stock outstanding, by the current directors of the Company and the executive officers named in the Summary Compensation Table herein, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

                                                       TOTAL AMOUNT
NAME OF                        SHARES                  AND NATURE
BENEFICIAL          DIRECT     SUBJECT TO   ESOP       OF BENEFICIAL  PERCENT
OWNER               OWNERSHIP  OPTIONS(1)   SHARES(2)  OWNERSHIP (3)  OF CLASS
________________    _________  __________   _________  _____________  _________
Donald F. Lamberti  2,624,872     - 0 -      545,494     3,170,366    12.23%

Ronald M. Lamb        421,500     - 0 -      253,378       674,878     2.60%

Douglas K. Shull      - 0 -     130,000        2,208       132,208      *

John G. Harmon        - 0 -      20,000       52,516        72,516      *

John R. Fitzgibbon     61,860     - 0 -        - 0 -        61,860      *

George A. Doerner      12,028(4)  - 0 -        - 0 -        12,028      *

Kenneth H. Haynie      27,631(5)  - 0 -        - 0 -       428,831 (6) 1.65%

John P. Taylor          8,000     - 0 -        - 0 -         8,000      *

All executive officers
and directors
as a group
(8 persons)         3,126,944   150,000      853,596     4,560,687   17.59%

_______________

* Less than 1%

    (1) Amounts shown (which are included in the totals) are subject to acquisition through exercise of stock options granted under the 1991 Incentive Stock Option Plan (or the predecessor plan) and cannot be presently voted by the executive officers holding the options. See "EXECUTIVE COMPENSATION -- Option Grants and Exercises" on pages 14 and 15 herein.

__________________________________
(additional footnotes on next page)

    (2) The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers' accounts in the ESOP as of April 30, 1994 over which the officer exercises voting power. See Footnote 1 to the table set forth under the heading "SHARES OUTSTANDING" on page 3 herein.

    (3) Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the shareholders' direct ownership of shares, shares subject to options and ESOP shares.

    (4) The amount shown includes 1,788 shares owned by Mr. Doerner's spouse.

    (5) The amount shown consists of 7,000 shares owned by Mr. Haynie's spouse and 20,631 shares jointly owned by Mr. Haynie and his spouse.

    (6) The amount shown consists 400,000 shares held by the Lamberti Family Trust, for which Mr. Haynie acts as co-trustee with shared voting and dispositive power, and 1,200 shares of Common Stock owned by one of Mr. Haynie's children, both as to which Mr. Haynie disclaims beneficial ownership.


VOTING TRUST AGREEMENT

    Messrs. Lamberti and Lamb are parties to a voting trust agreement that will become effective upon the date of death of the first of such shareholders. Under the voting trust agreement, the shareholders have agreed to deposit all of the shares of Common Stock of the Company beneficially owned by them ("Voting Shares") with the survivors of Messrs. Lamberti and Lamb, and their successors, as voting trustees. Upon the effectiveness of the voting trust, the voting trustees generally will be entitled to vote the Voting Shares in their discretion in accordance with the determination of a majority of the voting trustees. However, in order to approve certain extraordinary corporate actions, such as the merger of the Company into any other company, the voting trustees will be required to obtain the prior affirmative vote of the holders of voting trust certificates representing not less than two-thirds of the Voting Shares. Unless earlier terminated by the vote of all of the voting trustees or of holders of voting trust certificates repre-senting at least three-quarters of the Voting Shares, the agreement will terminate upon the expiration of three years after the effective date of the voting trust.

                    EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee"), composed of three outside directors, is responsible for evaluating the performance of management and determining the annual compensation to be paid to the Company's chief executive officer and the executive officers named in the Summary Compensation Table. The Committee also administers the 1991 Incentive Stock Option Plan (the "1991 Option Plan").

    OBJECTIVES

    The Committee's executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of the Company. The Company is committed to providing a fair and competitive pay package to all employees. Compensation for executive officers is linked directly to the Company's financial performance as well as the attainment of each executive officer's individual performance goals. As a result, a substantial portion of each executive officer's total compensation is intended to be variable and to relate to and be contingent upon the financial performance of the Company, as well as each executive officer's job performance.

    Each year, typically in August, the Committee reviews the Company's executive compensation program and approves individual salary levels and performance goals for all executive officers and other senior Company personnel. The Committee also makes any determinations with respect to the award of stock options under the 1991 Option Plan at that time. In 1992, this review included a report from an independent compensation consultant concerning the terms of the Company's employment agreements with its executive officers and the level of salaries and benefits provided therein.

    EXECUTIVE OFFICER COMPENSATION

    As has been the practice in recent years, the three principal components of the Company's executive compensation program during the 1994 fiscal year were base salary, annual incentive payments and stock options.

    BASE SALARY. Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer's job description and corresponding responsibilities, rather than on the basis of job titles or comparisons with executive officers at comparably sized companies. The Company has established only four executive officer positions and, as a result, the Committee believes that the Company's executive officers generally assume more extensive responsibilities than those found in similar positions with comparably sized companies. The base salary of each executive officer is set forth in the officer's employment agreement with the Company and may be adjusted during the terms thereof with the consent of the officer.

    ANNUAL INCENTIVE PAYMENTS. The Company's executive officers (as well as its Vice Presidents) annually participate in an incentive compensation bonus pool. Bonus awards are made only if the Company achieves specific performance targets in earnings per share established each year by the Committee, with the amount of the bonus increasing as earnings per share increase above the levels specified by the Committee. The purpose of the bonus award is to reward superior performance by the Company's executive officers that has resulted in the Company achieving certain financial performance levels. During the 1994 fiscal year, each of the Company's executive officers received the maximum bonus award for which he was eligible under the levels established by the Committee.

    STOCK OPTIONS. Stock options may be granted to executive officers and other key employees of the Company under the terms of the 1991 Option Plan. The size of stock option awards is based primarily on individual performance and the individual's responsibilities and position with the Company. The 1991 Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees. The stock options are also designed to align the interests of the executive officers and other key employees with those of the Company's shareholders. The stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. This approach encourages the creation of shareholder value over the long-term, in that no benefit is realized from the stock option grants unless the price of the Company's Common Stock rises over a number of years. During the 1994 fiscal year, the Committee granted options to purchase an aggregate of 220,000 shares to a total of 71 employees, including two of the executive officers and each of the Company's five Vice Presidents.

    ADDITIONAL COMPENSATION AND BENEFITS. The Company's compensation of executive officers includes certain other benefits. Each executive officer is entitled to receive additional compensation in the form of payments, allocations, or accruals under various benefit plans, consisting primarily of contributions to the Company's 401(k) plan and employee stock ownership plan. The Committee believes that these plans are an integral part of the overall compensation program of the Company.

    CHIEF EXECUTIVE OFFICER. Mr. Lamberti's compensation for the fiscal year ended April 30, 1994 was determined in accordance with the above policies and in light of his employment agreement with the Company. No adjustment was made to Mr. Lamberti's base salary during 1994. Mr. Lamberti earned $200,000 in annual bonus for performance in the 1994 fiscal year based upon the Company's ability to achieve specified financial performance targets in earnings per share established by the Committee at the beginning of the fiscal year.

    OTHER. The Committee is aware of the limitations placed recently on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year. None of the executive officers earned compensation that would be subject to such limitations, but the Committee will continue to monitor developments in this area.



                            COMPENSATION COMMITTEE


                            John R. Fitzgibbon, Chairman
                            George A. Doerner
                            Kenneth H. Haynie
                            John P. Taylor




EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation earned or awarded for the last three fiscal years to the chief executive officer and the three other most highly compensated executive officers of the Company whose compensation (based on the total of the amounts required to be shown in the salary and bonus columns of such table) exceeded $100,000.

                  SUMMARY COMPENSATION TABLE


                                                       LONG-TERM
                      ANNUAL COMPENSATION             COMPENSATION
NAME AND                                  OTHER ANNUAL               ALL OTHER
PRINCIPAL                                 COMPENSATION            COMPENSATION
POSITION(1)  YEAR    SALARY($)  BONUS($)      ($)      OPTIONS(#)     ($) (2)
Donald F. Lamberti
  Chairman   1994   $250,000  $200,000      $2,444            0         $3,681
  and        1993    250,000   200,000       2,444            0          3,293
  Chief      1992    250,000   200,000       2,444            0          3,378
  Executive
  Officer

Ronald M. Lamb
  President  1994   $250,000   $200,000     $  836            0         $3,681
  and Chief  1993    250,000    200,000        965            0          3,293
  Operating  1992    250,000    200,000      1,352            0          3,378
  Officer

Douglas K. Shull
  Treasurer  1994    $119,000  $ 80,000      $2,248       10,000        $5,521
  and Chief  1993     117,000    80,000       2,248            0         5,207
  Financial  1992     117,000    80,000       2,248       10,000         5,369
  Officer

John G. Harmon
  Secretary  1994    $ 98,334  $ 80,000      $1,789       10,00         $4,778
             1993      95,000    80,000       1,789           0          4,444
             1992      95,000    80,000       1,789       10,000         4,587

______________________

(1) The Company has only four executive officers for whom individualized pay disclosure is required under the rules of the Securities and Exchange Commission.

(2) The amount shown for each named executive officer is the total of the Company's contributions to the Company's 401(k) plan, in which all employees are eligible to participate, and contributions to the ESOP.
    For the year ended April 30, 1994, the Company contributed $2,380 and $1,967 to the 401(k) plan on behalf of Messrs. Shull and Harmon, respectively (neither Mr. Lamberti nor Mr. Lamb participate in such plan) Company's contributions to the ESOP for the named executive officers were Mr. Lamberti, $3,681; Mr. Lamb, $3,681; Mr. Shull, $3,141; and Mr. Harmon, $2,811.

OPTION GRANTS AND EXERCISES

    The following tables summarize, for the fiscal year ended April 30, 1994, option grants to and option exercises by the executive officers named in the Summary Compensation Table under the Company's 1991 Incentive Stock Option Plan, and the value of the options held by such persons at April 30, 1994:

                             OPTION GRANTS IN LAST FISCAL YEAR

                                                          POTENTIAL REALIZABLE
                                                       VALUE AT ASSUMED ANNUAL
                                                          RATES OF STOCK PRICE
                                                              APPRECIATION FOR
                       INDIVIDUAL GRANTS                       OPTION TERM(2)
- - --------------------------------------------------------------------------------------------
                           PERCENT
                           OF TOTAL
                           OPTIONS
                 OPTIONS   GRANTED        EXERCISE EXPIRA-
                 GRANTED   TO EMPLOYEES   PRICE    TION         5%     10%
NAME             (#)(1)    IN FISCAL YEAR ($/SH)   DATE         ($)    ($)
- - --------------------------------------------------------------------------------------------
Donald F. Lamberti -0-       --              --      --          --      --

Ronald M. Lamb     -0-       --              --      --          --      --

Douglas K. Shull 10,000     4.5%          $10.25   9-1-2003   $64,460 $163,360

John G. Harmon   10,000     4.5%          $10.25   9-1-2003   $64,460 $163,360

___________________

    (1) Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Company's Common Stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Company's Common Stock at the time the option is exercised exceeds the exercise price.

    (2) The dollar amounts under the 5% and 10% Columns are the result of calculations required by the Securities and Exchange Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation in the Company's stock price.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                                                   SECURITIES     VALUE OF
                                                   UNDERLYING     UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                                                   OPTIONS AT     OPTIONS AT
                                                   YEAR-END       YEAR-END
                          SHARES        VALUE      EXERCISABLE/   EXERCISABLE/
                          ACQUIRED ON   REALIZED   UNEXERCISABLE  UNEXERCISABLE
         NAME             EXERCISE (#)    ($)      (#)(IN SHARES) (IN DOLLARS)
- - ----------------------------------------------------------------------------------------
    Donald F. Lamberti       0             0          0/0           0/0

    Ronald M.Lamb            0             0          0/0           0/0

    Douglas K. Shull         0             0       130,000/0      $453,125/0

    John G. Harmon           0             0        20,000/0      $ 67,500/0


EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    Effective as of March 2, 1992, the Company entered into employment agreements with each of Messrs. Lamberti, Lamb, Shull and Harmon. The agreements with Messrs. Lamberti, Lamb and Shull are for terms of five years (with automatic renewal terms of three years in the case of Messrs. Lamberti and Lamb) and the agreement with Mr. Harmon was for a term of three years. On June 20, 1994, the Board of Directors approved of an extension of the Company's contract with Mr. Harmon, on essentially the same terms as those approved in 1992, for a period expiring on March 1, 1997. The term of employment for Messrs. Shull and Harmon would be extended for a three year period in the event of a "change of control" (as defined in the agreements) of the Company.

    Each of the agreements with the executive officers continues their levels of responsibility on an equivalent basis to the duties performed by each of them prior to the effective date of the agreement. The agreements with Messrs. Lamberti and Lamb provide that each such executive officer will receive compensation exclusive of bonuses at the rate of $250,000 per year or such other amount as the Company and the officer mutually shall agree. In the case of Messrs. Shull and Harmon, the agreements provide for compensation exclusive of bonuses at the rates of $120,000 and $100,000, respectively, or such other amounts as the Company and the officers shall agree upon.

    In each case, the officer's employment may be terminated as a result of death, disability, cause or "good reason", both before or following any change in control of the Company. For this purpose, good reason is generally defined as a diminution in compensation or level of responsibility, forced relocation to another area, or the failure to continue employment upon the stated terms and conditions.

    Under the agreements, the death of either Messrs. Lamberti or Lamb would obligate the Company to pay their surviving spouse the officer's salary for a period of 24 months, after which the spouse would receive monthly benefits equal to one-half of the officer's retirement benefits for period of 20 years or until the spouse's death, whichever occurs first. A similar obligation would arise in the event of the death of either Messrs. Shull or Harmon, except at the period during which full salary would be paid would be 12 rather than 24 months. In the event either Messrs. Lamberti or Lamb become disabled, the officer would be entitled to disability benefits equal to one-half of their annual salary until they reach age 65 or are no longer disabled or until their death, whichever occurs first. In the event they recover from their disability, retirement benefits would be paid thereafter until death. Neither Messrs. Shull nor Harmon are entitled to receive any disability payments under their agreements with the Company. In the event of termination for cause (or other than for good reason), each of the four officers is entitled to receive their salary to the date of termination. In the event an officer terminates employment for good reason, the Company would be obligated to pay such officer (i) his salary through the date of termination, (ii) a portion of the highest annual bonus received during the three previous fiscal years, if any, (iii) a payment equal to 2.0 times the sum of the officer's salary and bonus allocation, (iv) all compensation previously deferred and (v) the present value of their retirement benefits, if any. Certain employee benefits also would be continued for a two-year period following the date of termination. If an officer terminates employment for good reason within three years following a change of control, the Company would be obligated to pay such officer as it would for a "good reason" termination described above, except that the multiple would be 3.0 times the sum of the officer's salary and bonus allocation rather than 2.0 times. Similarly, certain employee benefits also would be continued for a three-year period following the date of termination. In the event of such a termination, the Company would be obligated to take into account the golden parachute tax provisions of the Internal Revenue Code of 1986 and may be required to adjust the payment amount to avoid an adverse tax result to the officer as a result of receiving the foregoing amounts.

    Each agreement further provides for the voluntary retirement of the officer at age 65, or upon reaching 59 years of age and having completed 25 years of employment with the Company, following which an officer would be entitled to receive an annual retirement benefit equal to one-half of his most recent salary payable until his death. The Board of Directors may extend an officer's employment on a year-to-year basis following age 65, and each officer is expected to hold themselves available at the written request of the Board of Directors to consult and advise with the officers and directors of the Company.


                        COMPARATIVE STOCK PERFORMANCE*


    The Performance Graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and a peer group index based on the common stock of the following three companies: Dairy Mart Convenience Stores, Uni-Marts Incorporated and Sunshine Jr. Stores Incorporated. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock and each index on April 30, 1989, and reinvestment of all dividends. The total shareholder returns shown are not necessarily indicative of future returns.

              [Performance Graph filed on Form SE]


* The peer group index reflected on the above Performance Graph does not include Circle K Corp., a company that was included in the peer group index set forth in the Proxy Statement for the 1993 Annual Meeting of the Company's shareholders. The Company understands that Circle K Corp. ceased active trading and public reporting in November 1993 and is now a privately held concern, and that the information necessary to include the same in the peer group index is no longer publicly available.

                         OTHER INFORMATION RELATING TO
                       DIRECTORS AND EXECUTIVE OFFICERS


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors determines annually the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The Compensation Committee members are John R. Fitzgibbon (Chairman), John P. Taylor, George A. Doerner and Kenneth H. Haynie. Mr. Haynie is a shareholder and President of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a law firm in Des Moines, Iowa. The Company retained this law firm during fiscal 1994 for legal services and expects to retain such firm in the current fiscal year.

    During the flooding that struck Des Moines in July 1993, the Company permitted Mr. Haynie and several lawyers and staff members with his law firm to utilize office and working space in the Company's Corporate Headquarters as their temporary office facilities while the law firm's offices were inaccessible. Such usage extended for a period of approximately six weeks. No specific rental arrangements for such use were ever formalized, and no independent determination was made of the fair market value thereof. In September 1993 the law firm paid the Company $1,500 as a rental fee and reimbursed the Company $642 for postage and facsimile charges incurred during the period.

CERTAIN TRANSACTIONS

    At one store location, the Company is currently a sublessee of a trust created by Mr. Lamberti for the benefit of his heirs.
The trust is irrevocable for federal income tax purposes, and Mr. Lamberti exercises no incidents of ownership over it. Following the December 1, 1984, dissolution of a corporation beneficially owned by Mr. Lamberti, the trust succeeded to the interest in the lease with the Company.The trust currently owns the building at that location and itself leases the real estate at that location from another trust. The Company's sublease originally commenced on October 1, 1977, for a term of 10 years and provided for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the leased store.
In December 1984, the Company's sublease was extended until September 30, 1997 for the same rental. The amounts received by the trust under the lease during the past three fiscal years were $20,639 in fiscal 1992, $24,565 in fiscal 1993 and $34,903 in fiscal 1994. The Company does not intend to lease additional store sites or buildings from affiliated persons.

    During fiscal 1994, the Company leased its former headquarters site and building, primarily for storage purposes, from a general partnership (Broadway Distributing Co.) composed of the Company (50%), Mr. Lamberti (25%) and Walter J. Carlson (25%), a former director and officer of the Company. The property was leased under the terms of a 15-year lease that commenced on January 1, 1978 and terminated on December 31, 1992, and provided for an annual rental of $54,000 plus the payment by the Company of all property taxes. The Company has continued to occupy the property following termination of the lease as a tenant at will and has subleased a portion of the same to a local government agency. The Company has paid $64,800 in rentals under the lease during each of the past three fiscal years.

                                  AUDITORS


    KPMG Peat Marwick was engaged by the Company to serve as its auditors for fiscal 1994. Representatives of KPMG Peat Marwick will be in attendance at the Annual Meeting to be held on September 16, 1994, and will be available to respond to appropriate questions and may make a statement if they so desire.


              DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS


    Any proposal which a shareholder intends to present at the Annual Meeting of shareholders in 1995 must be received by the Company by April 14, 1995 in order to be eligible for inclusion in the proxy statement and proxy card relating to such meeting.


                                ANNUAL REPORT

    The Company's 1994 Annual Report is being mailed to shareholders with this Proxy Statement. The Company will provide without charge to each shareholder, on written request, a copy of the Company's Annual Report on Form 10-K for the year 1994, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company will require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Corporate Secretary, Casey's General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.

    By Order of the Board of Directors,







                                John G. Harmon
                                Secretary



August 17, 1994



         YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE AND
         SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT
         PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                  CASEY'S GENERAL STORES, INC.              PROXY
                ONE CONVENIENCE BOULEVARD
                   ANKENY, IOWA  50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         [LOGO]

    The undersigned hereby appoints Donald F. Lamberti and Ronald
M. Lamb as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Casey's General Stores, Inc. held of record by the undersigned on August 8, 1994 at the Annual Meeting of shareholders to be held on September 16, 1994, or any adjournment thereof.

    1.   PROPOSAL 1 - ELECTION OF DIRECTORS

         __
         __   FOR ALL NOMINEES LISTED BELOW
              (except as marked to the contrary below).

         __
         __   WITHHOLD AUTHORITY to vote for all nominees below.

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

              __                      __
              __ Donald F. Lamberti   __ Ronald M. Lamb


              __                      __
              __ Douglas K. Shull     __ John G. Harmon


              __                      __
              __ John R. Fitzgibbon   __ George A. Doerner


              __                      __
              __ Kenneth H. Haynie    __ John P. Taylor


    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


            (To be signed on the other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.




                         DATED: _____________________, 1994


                         ___________________________________
                         Signature


                         ___________________________________
                         Signature if held jointly


                         Please sign exactly as name appears.
                         When shares are held by joint
                         tenants, both should sign.  When
                         signing as attorney, executor,
                         administrator, trustee or guardian,
                         please give full title as such.  If
                         a corporation, please sign in full
                         corporate name by President or other
                         authorized officer.  If a
                         partnership, please sign in
                         partnership name by authorized
                         person.

                         PLEASE MARK, SIGN, DATE AND RETURN
                         THE PROXY CARD PROMPTLY USING THE
                         ENCLOSED ENVELOPE.

                   CASEY'S GENERAL STORES, INC.        INSTRUCTION
                     ONE CONVENIENCE BOULEVARD         CARD
                        ANKENY, IOWA  50021


                              [LOGO]

INSTRUCTIONS TO:    United Missouri Bank, n.a., as Trustee of the
                    Fifth Amended and Restated Casey's General
                    Stores, Inc. Employees' Stock Ownership Plan and Trust (the "ESOP").


     I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey's General Stores, Inc. held by the Trustee and allocated to my account in the ESOP shall be exercised at the Annual Meeting of the shareholders of Casey's General Stores, Inc. to be held on September 16, 1994, or at any adjournment of such meeting, in accordance with the instructions below, in voting upon the election of Directors and on any other business that may properly come before the meeting.

1.   PROPOSAL 1 - ELECTION OF DIRECTORS

     __
     __  FOR ALL NOMINEES LISTED BELOW
         (except as marked to the contrary below).

     __
     __   WITHHOLD AUTHORITY to vote for all nominees below.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

               __                      __
               __ Donald F. Lamberti   __ Ronald M. Lamb


               __                      __
               __ Douglas K. Shull     __ John G. Harmon


               __                      __
               __ John R. Fitzgibbon   __ George A. Doerner


               __                      __
               __ Kenneth H. Haynie    __ John P. Taylor


2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.


                 (To be signed on the other side.)

                   CASEY'S GENERAL STORES, INC.
             EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST


     You are entitled to direct the voting of the total number of shares of Common Stock of Casey's General Stores, Inc. allocated to your account in the ESOP through August 8, 1994, the record date for voting at the September 16, 1994 Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 14, 1994. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.




                         DATED: _____________________, 1994


                         ___________________________________
                         Participant's Signature


                         (Please sign exactly as your name
                         appears)


                         PLEASE MARK, SIGN, DATE AND RETURN THIS
                         CARD PROMPTLY USING THE ENCLOSED
                         ENVELOPE.